Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of Phreesia, Inc. on Form 10-Q for the fiscal quarter ended July 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chaim Indig, the Chief Executive Officer of Phreesia, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Phreesia, Inc.

Date: October 10, 2019	By:	/s/ Chaim Indig
Chaim Indig
Chief Executive Officer and Director
(Principal Executive Officer)

In connection with Amendment No. 1 to the Quarterly Report of Phreesia, Inc. on Form 10-Q for the fiscal quarter ended July 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Altier, the Chief Financial Officer of Phreesia, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Phreesia, Inc.

Date: October 10, 2019	By:	/s/ Thomas Altier
Thomas Altier
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)